Exhibit 16.1

December 20, 2002

Securities and Exchange Commission

Washington, D.C. 20549

Re:

Collectible Concepts Group, Inc.

Commission File Number 000-30703

Dear Sir or Madam:

We have read Item 4., Changes in Registrant’s Certifying Accountant as set forth in the Current Report on Form 8-K of Collectible Concepts Group, Inc., dated December 18, 2002, and agree with the statement contained therein.

Very truly yours,

/s/ WithumSmith+Brown

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WithumSmith+Brown